Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of ON Semiconductor Corporation of our report dated February 28, 2017 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting of ON Semiconductor Corporation, which appears in ON Semiconductor Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP

Phoenix, Arizona

August 7, 2017